EXHIBIT 99.1

KROGER REPORTS SECOND QUARTER 2009 RESULTS

Identical Supermarket Sales Increased 2.6% without Fuel

CINCINNATI, Ohio, September 15, 2009 – The Kroger Co. (NYSE: KR) today reported identical supermarket sales increased 2.6% without fuel in the second quarter of fiscal 2009 ended August 15, 2009, compared with the same period last year.

Total sales, including fuel, in the second quarter were $17.7 billion compared with $18.1 billion for the same period last year.  Excluding fuel sales, total sales increased 3.5% over the prior year.

Net earnings totaled $254.4 million, or $0.39 per diluted share, for the second quarter, compared with net earnings of $276.5 million, or $0.42 per diluted share, in the same period last year.

“We remain confident in our strategy.  The number of loyal households we serve and the number of items they are buying in our stores grew during the quarter.  As a result, we experienced exceptional tonnage growth,” said David B. Dillon, Kroger’s chairman and chief executive officer.  “Kroger’s customer-focused strategy is generating and will continue to generate long-term value for our shareholders.”

Details of Second Quarter Results

Including Kroger’s retail fuel operations, FIFO gross margin (Table 1) was 23.11% of sales, an increase of 59 basis points compared to the second quarter last year.  Excluding retail fuel operations, FIFO gross margin decreased 60 basis points.  Supermarket selling gross margin on non-fuel sales decreased 88 basis points.

The Company recorded a $14.7 million LIFO charge during the quarter, a decrease of $31.5 million from the prior year.  Excluding retail fuel sales, the LIFO charge decreased 21 basis points as a percent of sales compared to the prior year.

Including Kroger’s retail fuel operations, operating, general, and administrative (OG&A) costs were 17.41% of sales, an increase of 81 basis points compared to the second quarter last year.  Excluding retail fuel operations, the OG&A rate decreased 7 basis points relative to the same period last year as a result of strong cost controls.

Financial Strategy

Capital investment, excluding acquisitions and purchases of leased facilities, totaled $518.0 million for the second quarter, compared to $461.1 million for the same period last year.  During the quarter, the Company spent $83.6 million to purchase leased facilities.

Net total debt (Table 5) was $7.3 billion, a decrease of $198.5 million from a year ago.  On a rolling four-quarters basis, Kroger’s net total debt to EBITDA ratio was 1.78 compared with 1.90 during the same period last year.  Kroger expects to continue to improve its debt coverages on a year-over-year basis.

During the second quarter, Kroger repurchased 2.8 million shares of stock at an average price of $21.58 per share for a total investment of $60.1 million.  At the end of the quarter, $424.9 million remained under the $1 billion stock repurchase program announced in January 2008.

Fiscal 2009 Year-to-Date Results

For the first two quarters of fiscal 2009, total sales were $40.5 billion compared with $41.2 billion for the same period last year.  Excluding fuel sales, total sales increased 3.7% over the prior year.  For the same period, identical supermarket sales, excluding fuel, increased 2.9%.

Kroger’s operating margin for the first two quarters of fiscal 2009 increased 12 basis points.  Excluding fuel and the benefit of a lower LIFO charge, the Company’s operating margin decreased 17 basis points year-to-date.

Net earnings for the first two quarters of fiscal 2009 were $689.5 million or $1.05 per diluted share.  Net earnings for the same period last year were $662.5 million, or $1.00 per diluted share.

Fiscal Year 2009 Guidance

Kroger confirmed its expectations for full-year identical supermarket sales growth of 3% to 4%, without fuel, for fiscal 2009.  This guidance assumes product costs for the remainder of fiscal 2009 are consistent with or slightly lower than they were in the second half of fiscal 2008.

Kroger now expects full-year fiscal 2009 earnings of $1.90 to $2.00 per diluted share.  This reduced guidance reflects changes in customer behavior and other factors related to the economic environment that Kroger expects to influence its business for the remainder of the year.

Kroger remains committed to delivering solid near-term financial results while investing for the future growth of its business.  In addition, Kroger’s dividend enhances total shareholder return by over 1% on annual basis.

“We remain on our plan.  Our approach and the investments we are making continue to strengthen Kroger today and position us well for future growth,” Mr. Dillon said.  “Our customers are increasingly turning to Kroger’s family of stores to meet even more of their everyday household needs.”

Kroger, one of the nation’s largest retail grocery chains, employs more than 326,000 associates who serve customers in 2,470 supermarkets and multi-department stores in 31 states under two dozen local banner names including Kroger, Ralphs, Fred Meyer, Food 4 Less, Fry’s, King Soopers, Smith’s, Dillons, QFC and City Market.  The Company also operates 768 convenience stores, 388 fine jewelry stores, 818 supermarket fuel centers and 40 food processing plants in the U.S.  Kroger, headquartered in Cincinnati, Ohio, focuses its charitable efforts on supporting hunger relief, health and wellness initiatives, and local organizations in the communities it serves.  For more information about Kroger, please visit www.kroger.com.

# # #

Note:  Fuel sales have historically had a low FIFO gross margin rate and OG&A rate as compared to corresponding rates on non-fuel sales.  As a result, Kroger discloses such rates, both including and excluding the effect of retail fuel operations.

This press release contains certain forward-looking statements about the future performance of the Company.  These statements are based on management’s assumptions and beliefs in light of the information currently available to it.  Such statements are indicated by words such as “confirmed,” “expectations,” “guidance,” and “expects.”  Increased competition, weather, economic conditions, interest rates, unexpected changes in product costs, goodwill impairment, the success of programs designed to increase our identical supermarket sales without fuel, and labor disputes, particularly as the Company seeks to manage increases in health care and pension costs, could materially affect our expected identical supermarket sales growth, earnings per share, and earnings per share growth.  Earnings per share and earnings per share growth also will be affected by the number of shares outstanding and volatility in the Company’s fuel margins.  Our estimate of product cost inflation or deflation could be affected by general economic conditions, weather, availability of raw materials and ingredients in the products that we sell and their packaging, and other factors beyond our control.  Our ability to continue to improve our debt coverage could be affected by unanticipated increases in net total debt, our inability to generate free cash flow at the levels anticipated, and our failure to generate expected earnings.  These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially.  We assume no obligation to update the information contained herein.  Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger’s quarterly conference call with investors will be broadcast live online at 10 a.m. (ET) today at www.kroger.com and www.streetevents.com.  An on-demand replay of the webcast will be available from approximately 1 p.m. (ET) today through September 25, 2009.

# # #

Kroger Contacts:
Media:	Meghan Glynn (513) 762-1304
Investors:	Carin Fike (513) 762-4969

Table 1.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	SECOND QUARTER				YEAR-TO-DATE
	2009		2008		2009		2008

SALES	$17,735.4	100.00%	$18,094.3	100.00%	$40,534.3	100.00%	$41,237.9	100.00%

MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION (a), AND LIFO CHARGE (b)	13,651.1	76.97	14,065.5	77.73	30,918.3	76.28	31,910.6	77.38
OPERATING, GENERAL AND ADMINISTRATIVE (a)	3,087.5	17.41	3,004.0	16.60	7,122.1	17.57	6,894.3	16.72
RENT	150.1	0.85	150.8	0.83	349.9	0.86	357.5	0.87
DEPRECIATION AND AMORTIZATION	347.6	1.96	327.7	1.81	801.0	1.98	760.1	1.84

OPERATING PROFIT	499.1	2.81	546.3	3.02	1,343.0	3.31	1,315.4	3.19

INTEREST EXPENSE	115.2	0.65	111.5	0.62	278.1	0.69	263.8	0.64

EARNINGS BEFORE INCOME TAX EXPENSE	383.9	2.16	434.8	2.40	1,064.9	2.63	1,051.6	2.55

INCOME TAX EXPENSE	133.4	0.75	158.8	0.88	383.4	0.95	385.6	0.94

NET EARNINGS INCLUDING NONCONTROLLING INTERESTS (c)	250.5	1.41	276.0	1.53	681.5	1.68	666.0	1.62

NET EARNINGS (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS (c)	(3.9)	(0.02)	(0.5)	—	(8.0)	(0.02)	3.5	0.01

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. (c)	$254.4	1.43%	$276.5	1.53%	$689.5	1.70%	$662.5	1.61%

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER BASIC COMMON SHARE	$0.39		$0.42		$1.06		$1.01

AVERAGE NUMBER OF COMMON SHARES USED IN BASIC CALCULATION	647.6		651.3		647.8		654.7

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.39		$0.42		$1.05		$1.00

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	651.3		658.2		651.3		660.9

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.  Certain per share amounts and percentages may not sum due to rounding.

Note:  The Company defines FIFO gross margin, as described in the earnings release, as sales minus merchandise costs, including advertising, warehousing and transportation, but excluding the Last-In First-Out (LIFO) charge.  This measure is included to reflect trends in current cost of product.

Note:  The Company defines selling gross margin, as described in the earnings release related to the Company’s supermarkets, as gross margin before incurring expenses directly related to distributing and merchandising the products on its store shelves.  These expenses include advertising, warehousing, transportation, and shrink.  Selling gross margin is a measure of how competitively the Company is pricing the products it sells.

(a)	Merchandise costs and operating, general and administrative expenses exclude depreciation and amortization expense and rent expense which are included in separate expense lines.

(b)

LIFO charges of $14.7 and $46.2 were recorded in the second quarter of 2009 and 2008, respectively. For the year-to-date period, LIFO charges of $37.8 and $86.2 were recorded for 2009 and 2008, respectively.

(c)

In the first quarter of 2009, the Company adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements an Amendment of ARB No. 51”. As a result, for those entities in which the Company has an equity investment, Net Earnings Including Noncontrolling Interests includes the entire amount of net earnings (loss) from those entities. The portion of those entities’ earnings (loss) not attributable to The Kroger Co. is then removed from Net Earnings Including Noncontrolling Interests in order to determine Net Earnings Attributable to The Kroger Co. The tenets of this new accounting pronouncement have been retroactively applied to all periods presented, which changed income statement line amounts, but did not change Net Earnings Attributable to The Kroger Co. (Dollar amounts for prior periods previously presented as Net Earnings, which are now presented as Net Earnings Attributable to The Kroger Co., have not changed as a result of the adoption of this new accounting pronouncement.)

Table 2.

THE KROGER CO.

CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	August 15,	August 16,
	2009	2008

ASSETS
Current Assets
Cash	$159.0	$171.3
Temporary cash investments	210.2	98.4
Deposits in-transit	627.9	661.7
Receivables	773.7	770.3
Inventories	4,634.6	4,722.9
Prepaid and other current assets	300.6	272.3

Total current assets	6,706.0	6,696.9

Property, plant and equipment, net	13,605.9	12,825.3
Goodwill	2,271.1	2,245.9
Other assets	562.2	524.9

Total Assets	$23,145.2	$22,293.0

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities
Current portion of long-term debt including obligations under capital leases and financing obligations	$581.6	$731.2
Trade accounts payable	3,857.1	3,810.2
Accrued salaries and wages	791.6	763.6
Deferred income taxes	343.9	238.6
Other current liabilities	2,132.4	2,321.3

Total current liabilities	7,706.6	7,864.9

Long-term debt including obligations under capital leases and financing obligations
Face-value of long-term debt including obligations under capital leases and financing obligations	6,912.9	6,860.8
Adjustment to reflect fair-value interest rate hedges	44.5	33.7
Long-term debt including obligations under capital leases and financing obligations	6,957.4	6,894.5

Deferred income taxes	474.6	475.3
Pension and postretirement benefit obligations	977.9	564.8
Other long-term liabilities	1,231.5	1,248.1

Total Liabilities	17,348.0	17,047.6

Shareowners’ equity	5,797.2	5,245.4

Total Liabilities and Shareowners’ Equity	$23,145.2	$22,293.0

Total common shares outstanding at end of period	646.4	650.9
Total diluted shares year-to-date	651.3	660.9

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 3.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	YEAR-TO-DATE
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$681.5	$666.0
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	801.0	760.1
LIFO charge	37.8	86.2
Stock-based employee compensation	45.3	47.9
Expense for Company-sponsored pension plans	18.5	16.3
Deferred income taxes	90.0	106.0
Other	26.7	16.8
Changes in operating assets and liabilities, net of effects from acquisitions of businesses:
Deposits in-transit	3.1	14.1
Receivables	39.8	16.3
Inventories	186.3	40.5
Prepaid expenses	209.0	282.9
Trade accounts payable	151.1	33.5
Accrued expenses	(78.0)	(16.3)
Income taxes receivable and payable	186.0	49.8
Contribution to Company-sponsored pension plan	(200.0)	(0.3)
Other	(32.6)	6.3

Net cash provided by operating activities	2,165.5	2,126.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(1,209.5)	(1,053.0)
Payments for acquisitions	(12.5)	(79.5)
Proceeds from sale of assets	6.1	48.5
Other	(6.0)	—

Net cash used by investing activities	(1,221.9)	(1,084.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lease-financing transactions	6.4	2.6
Proceeds from issuance of long-term debt	3.1	775.0
Payments on long-term debt	(412.5)	(987.4)
Payments on credit facility	(129.0)	(287.9)
Dividends paid	(117.3)	(108.9)
Excess tax benefits on stock-based awards	0.7	8.6
Proceeds from issuance of capital stock	7.5	157.3
Treasury stock purchases	(79.9)	(538.9)
Decrease in book overdrafts	(116.2)	(92.2)
Other	(0.3)	(7.2)

Net cash used by financing activities	(837.5)	(1,079.0)

NET INCREASE (DECREASE) IN CASH AND TEMPORARY CASH INVESTMENTS	106.1	(36.9)

CASH FROM CONSOLIDATED VARIABLE INTEREST ENTITY	—	65.0

CASH AND TEMPORARY CASH INVESTMENTS:
BEGINNING OF YEAR	263.1	241.6
END OF QUARTER	$369.2	$269.7

Reconciliation of capital expenditures:
Payments for capital expenditures	$(1,209.5)	$(1,053.0)
Changes in construction-in-progress payables	(45.6)	(61.9)
Total capital expenditures	$(1,255.1)	$(1,114.9)

Disclosure of cash flow information:
Cash paid during the year for interest	$303.1	$294.4
Cash paid during the year for income taxes	$114.6	$282.6

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 4. Supplemental Sales Information

(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance.  Identical and comparable supermarket sales are industry-specific measures and it is important to review them in conjunction with Kroger’s financial results reported in accordance with GAAP.  Other companies in our industry may calculate identical or comparable sales differently than Kroger does, limiting the comparability of these measures.

IDENTICAL SUPERMARKET SALES (a)

	SECOND QUARTER
	2009	2008

INCLUDING FUEL CENTERS	$15,867.3	$16,120.5
EXCLUDING FUEL CENTERS	$14,341.2	$13,976.0

INCLUDING FUEL CENTERS	-1.6%	9.7%
EXCLUDING FUEL CENTERS	2.6%	4.7%

COMPARABLE SUPERMARKET SALES (b)

	SECOND QUARTER
	2009	2008

INCLUDING FUEL CENTERS	$16,408.2	$16,616.7
EXCLUDING FUEL CENTERS	$14,815.8	$14,390.8

INCLUDING FUEL CENTERS	-1.3%	10.1%
EXCLUDING FUEL CENTERS	3.0%	4.9%

(a)	Kroger defines a supermarket as identical when it has been open without expansion or relocation for five full quarters.

(b)	Kroger defines a supermarket as comparable when it has been open for five full quarters, including expansions and relocations.

Table 5.  Reconciliation of Total Debt to Net Total Debt

(in millions)

(unaudited)

Net total debt should not be considered an alternative to any GAAP measure of performance or liquidity.  Management believes net total debt is an important measure of liquidity, and a primary component of measuring compliance with the financial covenants under the Company’s credit facility.  Net total debt should be reviewed in conjunction with Kroger’s financial results reported in accordance with GAAP.

The following table provides a reconciliation of total debt to net total debt and compares the balance in the second quarter of 2009 to the balance in the second quarter of 2008.

	August 15,	August 16,
	2009	2008	Change

Current portion of long-term debt including obligations under capital leases and financing obligations	$581.6	$731.2	$(149.6)
Face-value of long-term debt including obligations under capital leases and financing obligations	6,912.9	6,860.8	52.1
Adjustment to reflect fair-value interest rate hedges	44.5	33.7	10.8

Total debt	$7,539.0	$7,625.7	$(86.7)

Temporary cash investments	(210.2)	(98.4)	(111.8)

Net total debt	$7,328.8	$7,527.3	$(198.5)